Exhibit (a)(23)

CAPITOL SERIES TRUST

Amendment to Agreement and Declaration of Trust

The undersigned, being the President and Chief Executive Officer of Capitol Series Trust (the “Trust”), hereby certifies that the following resolutions were unanimously adopted by the Board of Trustees (the “Board”) of the Trust, by unanimous written consent adopted in lieu of a meeting on December 29, 2023:

RESOLVED, that the Amended Appendix B – Fund Listing to the Trust’s Agreement of Declaration of Trust (the “Trust Instrument”), be and it hereby is, approved as presented herewith; and

FURTHER RESOLVED, that each of the officers of the Trust are authorized and directed to file the executed Amendment to the Trust Instrument with the Report of Business Trust with the Secretary of State of the State of Ohio.

This document shall have the status of an amendment to said Agreement and Declaration of Trust.

Date: December 29, 2023	/s/ Matthew J. Miller
Matthew J. Miller,
President

APPENDIX B

SERIES AND CLASSES OF THE TRUST

AS OF DECEMBER 29, 2023

Series Name	Classes of Shares
Canterbury Portfolio Thermostat Fund	Institutional Shares Investor Shares
FullerThaler Behavioral Small-Cap Equity Fund*	Institutional Shares Investor Shares R6 Shares A Shares C Shares
FullerThaler Behavioral Small-Cap Growth Fund*	Institutional Shares Investor Shares R6 Shares A Shares C Shares
FullerThaler Behavioral Mid-Cap Value Fund*	Institutional Shares Investor Shares R6 Shares A Shares C Shares
FullerThaler Behavioral Unconstrained Equity Fund*	Institutional Shares Investor Shares R6 Shares A Shares C Shares
FullerThaler Behavioral Small-Mid Core Equity Fund*	Institutional Shares Investor Shares R6 Shares A Shares C Shares
FullerThaler Behavioral Micro-Cap Equity Fund*	Institutional Shares Investor Shares R6 Shares A Shares C Shares
FullerThaler Behavioral Mid-Cap Equity Fund*	Institutional Shares R6 Shares A Shares C Shares

*	Name change effective as of January 29, 2024.

Capitol Series Trust

Amended and Restated Agreement and Declaration of Trust

November 18, 2021

Series Name	Classes of Shares
Alta Quality Growth Fund Guardian Capital Fundamental Global Equity Fund Guardian Capital Dividend Growth Fund	Institutional Shares Institutional Shares Institutional Shares
Reynders, McVeigh Core Equity Fund	Institutional Shares
Clockwise Core Equity & Innovation ETF
Fairlead Tactical Sector ETF
Hull Tactical US ETF
Nightview Fund
Oak Harvest Long/Short Hedged Equity Fund	Institutional Shares

Capitol Series Trust

Amended and Restated Agreement and Declaration of Trust

November 18, 2021